UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2005

PINNACLE FINANCIAL PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	000-31225	62-1812853
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

211 Commerce Street, Suite 300
Nashville, Tennessee	37201
(Address of Principal Executive Offices)	(Zip Code)

(615) 744-3700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

     At the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) of Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Company”), on April 19, 2005, the Company’s shareholders approved an amendment to the Company’s 2004 Equity Incentive Plan (the “Plan”) that increased the total number of shares available for issuance under the Plan by 250,000 shares. In addition, the amendment made the Plan applicable to the Company’s directors. The description of the amendment is qualified by reference to the Plan, as amended, which is filed as Exhibit 10.1 to this Current Report.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (b) Effective at the Annual Meeting, Robert E. McNeilly, Jr., a member of the Company’s board of directors, retired from the Company’s board of directors. In connection therewith, the Company’s board of directors approved a resolution to reduce the size of the board of directors from twelve to eleven members effective upon Mr. McNeilly’s retirement.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits

10.1	Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan (restated for SEC filing purposes only).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.
By:	/s/ M. Terry Turner
M. Terry Turner
President and Chief Executive Officer

Date: April 19, 2005

EXHIBIT INDEX

10.1	Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan (restated for SEC filing purposes only).

4